Exhibit 99(a)(3)

Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
SangStat Medical Corporation
at
$22.50 Net Per Share
Pursuant to the Offer to Purchase
dated August 13, 2003
by
Swift Starboard Corporation
a wholly-owned subsidiary of
Genzyme Corporation

        As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.001 per share, of SangStat Medical Corporation, a Delaware corporation ("SangStat"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of August 14, 1995, by and between SangStat and Equiserve Trust Company, N.A., as amended from time to time (together, the "Shares"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

The Depositary for the Offer is:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail:	By Overnight Delivery:	By Hand:
59 Maiden Lane Plaza Level New York, NY 10038	Operations Center 6201 15th Avenue Brooklyn, NY 11219	(9:00 a.m. - 5:00 p.m. New York City Time) 59 Maiden Lane Plaza Level New York, NY 10038
For Notice of Guaranteed Delivery (for Eligible Institutions only) By Facsimile Transmission: (718) 236-2641 Confirm by Telephone: (800) 937-5449

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned represents that the undersigned owns and hereby tenders to Swift Starboard Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Genzyme Corporation, a Massachusetts corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated August 13, 2003 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Name(s) of Record Holder(s):
Please Print
Address(es):
Zip Code
Daytime Area Code and Tel. No.:
Signature(s):

Number of Shares:
Certificate Nos. (if available):
(Check box if Shares will be tendered by book-entry transfer)
☐ The Depository Trust Company
Account Number:
Transaction Code No.:
Dated:

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a financial institution that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Letter of Transmittal) after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (or a manually signed facsimile thereof) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address:
Zip Code
Area Code and Tel. No:
Authorized Signature:
Name:
Please Type or Print
Title:
Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.